EXHIBIT 10.2

2008 EMPLOYEE STOCK PURCHASE PLAN

1st FINANCIAL SERVICES CORPORATION

ARTICLE 1

DEFINITIONS

When used in this 2008 Employee Stock Purchase Plan, the following words, terms, and phrases have the meanings given in this Article 1 unless another meaning is expressly provided elsewhere in this document or is clearly required by the context. When applying these definitions and any other word, term, or phrase used in this 2008 Employee Stock Purchase Plan, the form of any word, term, or phrase shall include any and all of its other forms.

1.1 Board means the board of directors of 1st Financial Services Corporation.

1.2 Code means the Internal Revenue Code of 1986, as amended or superseded after the date this Plan becomes effective, and any applicable rulings or regulations issued under the Internal Revenue Code of 1986.

1.3 Common Stock means the common stock of the Company.

1.4 Company means 1st Financial Services Corporation, a North Carolina corporation.

1.5 Compensation means all base, straight-time, gross earnings, but excluding and payments, income, or awards for or associated with overtime, shift premiums and commissions, incentive compensation, incentive payments, bonuses, equity-based awards, and other awards and compensation.

1.6 Employee means any individual who is an employee of the Company or a Subsidiary for tax purposes, but excluding any employee whose customary employment with the Company and Subsidiary(ies) is for fewer than 20 hours per week. Employees of a Subsidiary that the Board in its sole discretion designates as ineligible to participate in the Plan shall not be eligible to participate in their capacity as employees of that ineligible Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company, but if the period of leave exceeds 90 days and if the individual’s right to reemployment is not guaranteed by either statute or contract, the employment relationship shall be deemed to have terminated on the 91st day of leave.

1.7 Fair Market Value means the value of one share of the Common Stock, determined according to the following rules: (x) if the Common Stock is traded on an exchange or on an automated quotation system giving closing prices, the reported closing price on the relevant date if it is a trading day and otherwise on the next trading day, (y) if the Common Stock is traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day and otherwise on the next trading day, or (z) if neither clause (x) nor clause (y) applies, the fair market value as determined by the Plan Committee in good faith, consistent with rules prescribed under the Code.

1.8 Offering Commencement Date means the first day of each Offering Period.

1.9 Offering Period means a period of approximately six months during which funds may be accumulated for the exercise of options, beginning and ending as follows: beginning on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending June 30, and beginning on the first Trading Day on or after July 1 and ending on the last Trading Day in the period ending December 31. The duration of Offering Periods may be changed under section 4.2.

1.10 Participant means an Employee who is eligible under section 3.1 to participate in this Plan and who elects to participate. No Employee who alone or together with any person whose stock would be attributed to the Employee under Code section 424(d) owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company shall be eligible for participation in this Plan. For this purpose stock owned shall include stock the Employee may have the right to acquire under outstanding options, warrants, or other purchase or conversion rights.

1.11 Plan means this 1st Financial Services Corporation 2008 Employee Stock Purchase Plan, as the same may be amended or restated from time to time.

1.12 Plan Committee means a committee consisting entirely of Company directors designated by the Board.

1.13 Purchase Date means the last Trading Day of each Offering Period.

1.14 Purchase Price means an amount equal to 95% of the Fair Market Value of a share of Common Stock on the Purchase Date.

1.15 Reserves means the number of shares of Common Stock covered by each option under the Plan that have not yet been acquired by exercise and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

1.16 Subsidiary means Mountain 1st Bank & Trust Company and any corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether the corporation exists now or is hereafter organized or acquired by the Company or the other Subsidiary.

1.17 Trading Day means a day on which national stock exchanges, including Nasdaq, are open for trading.

ARTICLE 2

PURPOSE, EFFECTIVE DATE, AND TERM

2.1 Purpose. The purpose of this Plan is to give to employees of the Company and Subsidiaries the opportunity to use accumulated payroll deductions to buy Company Common Stock. The Company intends that the Plan (x) qualify as an “Employee Stock Purchase Plan” under Code section 423 and (y) be considered non-compensatory for purposes of generally accepted accounting principles so that the Company will not be required to recognize compensation expense for the Plan. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Code section 423 and with the Company’s desire to avoid compensation expense associated with the Plan.

2.2 Effective Date. This Plan shall become effective at the first Offering Commencement Date after its adoption by the Board, subject to approval of stockholders in accordance with Treasury Regulation section 1.423-2(c) within 12 months after Board adoption.

2.3 Term of Plan. Once effective, the Plan shall continue in effect for ten years from the first Offering Commencement Date unless sooner terminated by the Board under section 6.2.

ARTICLE 3

PARTICIPANTS

3.1 Eligibility for Participation. (a) On each Offering Commencement Date every person who is an Employee on that date is eligible to participate for the Offering Period beginning with that date, unless the person has not been an Employee for three or more months on that date. Part-time Employees, meaning any employee whose customary employment with the Company and Subsidiary(ies) is for fewer than 20 hours per week, are not eligible.

(b) Despite any contrary provision of this Plan, an Employee shall not be granted an option under the Plan (x) if immediately after the grant the Employee (or any other person whose stock would be attributed to the Employee under Code section 424(d)) would own stock, including outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or (y) if his or her options to purchase stock under all employee stock purchase plans of the Company and Subsidiaries, including this Plan, have a value of $25,000 or more (based on the Fair Market Value of the shares when the option is granted) in the aggregate for each calendar year in which the option is outstanding at any time.

3.2 Participation by Submitting a Subscription Agreement. Unless a later time for filing subscription agreements is fixed by the Board for all eligible Employees for a given Offering Period, an eligible Employee may become a Participant in the Plan by completing a subscription agreement and filing the subscription agreement with the Company’s designated human resources representative at least ten business days before the Offering Commencement Date for the Offering Period in which the eligible Employee desires to be a Participant. The subscription agreement shall be in the form approved by the Plan Committee.

3.3 Payroll Deductions. (a) When a Participant files his or her subscription agreement with the Company’s designated human resources representative, the Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount equal to a whole percentage, but not exceeding 15%, of the Compensation that he or she receives on each payday during the Offering Period. Payroll deductions for a Participant during an Offering Period shall begin with the first payroll date occurring on or after the applicable Offering Commencement Date and shall end on the last payroll date occurring on or before the Purchase Date of the Offering Period to which the authorization is applicable, unless sooner terminated by the Participant as provided in section 3.5.

(b) A Participant may not change the rate of his or her payroll deductions for an Offering Period during that Offering Period, but a Participant may change the rate of his or her payroll deductions for the next Offering Period by submitting a new subscription agreement at least ten days before the Offering Commencement Date of the next Offering Period. A Participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in section 3.5 or replaced by a new subscription agreement as provided in this section 3.3(b) for future Offering Periods.

(c) Despite any contrary provision in this Plan however, a Participant’s payroll deductions may be decreased to 0% of Compensation at any time during an Offering Period if necessary to comply with Code section 423(b)(8) and section 3.1(b) of this Plan. If that occurs, payroll deductions shall begin again at the rate provided in the Participant’s subscription agreement at the beginning of the first Offering Period scheduled to end in the next calendar year, unless terminated by the Participant as provided in section 3.5.

3.4 Accounts and Reports. Individual accounts shall be maintained for each Participant. All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into the account. A Participant’s account is merely a bookkeeping account maintained by the Company, the account is not a trust fund of any kind, and concerning the account the Participant shall be a general unsecured creditor of the Company. Neither the Company nor any Subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a Participant’s account. Except for amounts not expended because of the Plan rule that fractional shares shall not be purchased, no amount of a Participant’s accumulated payroll deductions shall be carried over from the end of one Offering Period to the beginning of another. Statements of account shall be given to Participants at least annually, which statements shall set forth the amount of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

3.5 Withdrawal; Termination of Employment. (a) By written notice delivered to the Company’s designated human resources representative, at any time until the 14th calendar day before the Purchase Date of an Offering Period, a Participant may withdraw all but not less than all of the payroll deductions credited to his or her account for that Offering Period and not yet used to exercise his or her option under the Plan. All of the Participant’s payroll deductions credited to his or her account shall be paid to the withdrawing Participant promptly after receipt of notice of withdrawal. The withdrawing Participant’s option for the Offering Period shall automatically be terminated and no further payroll deductions for the purchase of shares shall be made for the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement.

(b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any Offering Period that begins after termination of the Offering Period from which the Participant withdraws.

(c) If a Participant ceases to be an Employee for any reason on or before a Purchase Date of an Offering Period, he or she shall be deemed to have elected to withdraw from the Plan, the Participant’s option shall be automatically terminated, and the payroll deductions credited to the Participant’s account during the Offering Period shall be returned to the Participant or, in the case of his or her death, to the person or persons entitled thereto under Article 5.

3.6 Interest. No interest shall accrue on the payroll deductions of a Participant or on a Participant’s account balance.

3.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate payroll deductions.

ARTICLE 4

OFFERING PERIOD AND PURCHASE OPTION

4.1 Shares Reserved. The maximum number of shares of the Company’s Common Stock available for sale under the Plan is 100,000 shares, subject to adjustment for changes in capitalization of the Company as provided in section 4.5. Shares sold under the Plan may consist in whole or in part of authorized and unissued shares or shares held in treasury by the Company. If on a given Purchase Date the number of shares for which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in a manner as uniform as is practicable and as the Company determines to be equitable.

4.2 Offering Periods. The Plan shall be implemented by consecutive Offering Periods of six months’ duration, with a new Offering Period beginning on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Board shall determine; provided, however, that the first Offering Period shall begin on a Trading Day specified by the Board and the first Offering Period may be of less than six months’ duration. The Board shall have the power to change the duration and timing of future Offering Periods without stockholder approval.

4.3 Option Grant. Subject to the limitations in sections 3.1(b) and 3.5 and 4.1, on the Offering Commencement Date of each Offering Period, each Participant in that Offering Period shall be granted an option to purchase at the Purchase Price on the Purchase Date of the Offering Period a number of shares of Common Stock determined by dividing (x) the Participant’s payroll deductions accumulated before the Purchase Date for that Offering Period and retained in the Participant’s account as of the Purchase Date by (y) the applicable Purchase Price.

4.4 Option Exercise. (a) Unless a Participant withdraws from the Plan as provided in section 3.5 and except as necessary to ensure compliance with Code section 423, including but not limited to section 423(b)(8), a Participant’s option for the purchase of shares shall be exercised automatically on the Purchase Date. The maximum number of whole shares subject to option shall be purchased for the Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s account. No fractional shares shall be purchased. Any payroll deductions accumulated in a Participant’s account that are insufficient to purchase a whole share shall be retained in the Participant’s account for the next Offering Period, subject to earlier withdrawal by the Participant as provided in section 3.5. During a Participant’s lifetime, a Participant’s option to purchase shares under this Plan is exercisable solely by the Participant.

(b) As a condition to the exercise of an option, the Company may require the person exercising the option to represent and warrant that the shares are being purchased solely for investment and without any present intention to sell or distribute the shares if, in the opinion of counsel for the Company, such a representation is required by the Securities Act of 1933 and the rules and regulations promulgated thereunder.

(c) A Participant shall have no interest or voting right in shares he or she has the right to acquire by option exercise until the option is exercised.

(d) When an option is exercised in whole or in part or when some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the option or the disposition of the Common Stock. The Company may but shall not be obligated to withhold from the Participant’s compensation the amount necessary for the Company to satisfy applicable withholding obligations related to the Participant’s tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant that may be available to the Company.

4.5 Changes in Capitalization, Dissolution, or Merger or Asset Sale. (a) Changes in capitalization. Subject to any required action by stockholders of the Company, the number of shares reserved under section 4.1, the maximum number of shares each Participant may purchase in an Offering Period, and the price per share of Common Stock covered by each option that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that issuances of stock through equity-based compensation plans and conversion of convertible securities shall not be deemed to have been effected without receipt of consideration by the Company. Any adjustment required under this section 4.5 shall be made by the Board, whose determination shall be final and binding on all parties. Except as expressly provided in this Plan, no issuance by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall affect the number or price of shares of Common Stock subject to an option or require any other adjustment under this section 4.5. A change in capitalization shall have no effect on the $25,000 maximum stated in section 3.1(b), which shall remain fixed.

(b) Dissolution or Liquidation. If the Company proposes to dissolve or liquidate, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately before the consummation of the proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. At least ten business days before the New Purchase Date, the Board shall notify each Participant in writing that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option will be exercised automatically on the New Purchase Date, unless before the New Purchase Date the Participant withdraws from the Offering Period as provided in section 3.5.

(c) Merger or Asset Sale. If a merger of the Company with or into another corporation occurs, and if the Company is not the surviving entity in the merger, or if sale of all or substantially all of the assets of the Company occurs, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume the option or substitute equivalent options, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the Company’s proposed sale or merger. At least ten business days before the New Purchase Date, the Board shall notify each Participant in writing that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option will be exercised automatically on the New Purchase Date, unless before the New Purchase Date the Participant withdraws from the Offering Period as provided in section 3.5.

4.6 Delivery. (a) As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, to his or her broker, or to a broker designated by the Plan Committee, of a stock certificate representing the shares purchased by exercise of the Participant’s option. Shares may be registered in the Participant’s name or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship.

(b) Shares shall not be issued unless the option exercise and the issuance and delivery of the shares will comply with all applicable provisions of law, domestic or foreign, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange on which the shares may then be listed, and shall be further subject to the approval of counsel for the Company to ensure legal compliance.

ARTICLE 5

BENEFICIARIES AND TRANSFERABILITY

5.1 Designation of Beneficiary. A Participant may file with the Company’s designated human resources representative a written designation of a beneficiary to receive shares, if any, from the Participant’s Plan account in case the Participant’s death occurs after a Purchase Date but before delivery of shares to the Participant. Likewise, a Participant may file with the Company’s designated human resources representative a written designation of a beneficiary to receive cash from the Participant’s Plan account in case the Participant’s death occurs before exercise of the option. If a Participant is married but the designated beneficiary is not the spouse, written consent of the spouse shall be necessary for the Participant’s beneficiary designation to be effective.

5.2 Change of Beneficiary Designation. A Participant may change his or her beneficiary designation at any time by written notice. If the Participant dies without a valid beneficiary designation or if the designated beneficiary predeceases the Participant, the Company shall deliver the Participant’s shares and the Participant’s cash to the personal representative of the Participant’s estate. If to the best of the Company’s knowledge no such personal representative has been appointed, the Company may in its discretion instead deliver the shares and cash to the Participant’s spouse.

ARTICLE 6

MISCELLANEOUS

6.1. Non-Transferability. Neither payroll deductions credited to a Participant’s account nor any right to exercise an option or receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of by the Participant in any way other than by will, the laws of descent and distribution, or as provided in section 5.1. Any attempt at assignment, transfer, pledge, or other disposition shall be disregarded, but the Company may treat the attempt as an election to withdraw funds from an Offering Period in accordance with section 3.5.

6.2 Amendment or Termination. (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in section 4.5 no such termination shall affect options previously granted, but the Board may terminate an Offering Period on any Purchase Date if the Board determines that termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in section 4.5, no amendment may make any change in a Participant’s option if the amendment adversely affects the Participant’s rights under the option. If the Board determines that stockholder approval of the amendment is necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or Code section 423 (or any other applicable law, regulation, or stock exchange rule), the amendment shall not become effective unless stockholder approval is first obtained as required.

(b) Without shareholder consent and without regard to whether any Participant’s rights may be considered to have been adversely affected, the Board shall be entitled to (w) change the Offering Periods, the maximum amount of permitted payroll deductions, and the frequency and number of permitted changes in the amount withheld during an Offering Period, (x) permit payroll withholding exceeding the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, (y) establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied to the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and (z) establish such other limitations and procedures as the Board determines in its sole discretion are advisable.

(c) If the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and to the extent the Board determined to be necessary or desirable, modify or amend the Plan to reduce or eliminate the unfavorable accounting consequences including, but not limited to –

(x) altering the Purchase Price for any Offering Period, including an Offering Period under way at the time of the change in Purchase Price, or

(y) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period under way at the time of the Board action.

The Board’s modification or amendment of the Plan shall not require stockholder approval or the consent of any Plan Participant.

6.3 Plan Administration. The Plan shall be administered by the Plan Committee. The Plan Committee shall have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility, and to adjudicate all disputed claims filed under the Plan. Every finding, decision, and determination made by the Plan Committee shall be final and binding upon all parties.

6.4 Notices. All notices or other communications by a Participant to the Company shall be deemed to have been duly given when received in the form specified by the Company at the location or by the person designated by the Company for the receipt thereof.

6.5 Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, Company directors and officers who are subject to section 16 of the Securities Exchange Act of 1934 shall comply with the applicable provisions of Securities and Exchange Commission Rule 16b-3. In the cases of Company directors and officers who are subject to section 16 of the Securities Exchange Act of 1934, this Plan and options issued to them shall be deemed to contain and the shares issued to them upon exercise of such options shall be subject to such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Securities Exchange Act section 16 for Plan transactions by them or on their behalf.

6.6 Stockholder Approval. Continuance of the Plan shall be subject to approval by the Company’s stockholders within 12 months after the date the Plan is adopted by the Board.